EXHIBIT 3.1
AMENDED AND RESTATED BY-LAWS

OF

DEVRY INC.

(as amended December 20, 2007)

ARTICLE I

OFFICES

Section 1.   The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1.   Time and Place of Annual Meeting.  The annual meeting of the stockholders for the purpose of electing Directors or for the transaction of such other business as may properly come before the meeting shall be held on such date during the period commencing at 12:01 A.M. (Chicago time) on October 1 and ending 11:59 P.M. (Chicago time) on November 30 in each year as may be fixed by resolution of the Board of Directors adopted at least ten days prior to the date so fixed, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting.  If, in any year, the Board of Directors shall not fix an annual meeting date, then the date, place and time of the annual meeting in such year shall be the second Tuesday of November at the principal office of the Corporation at One Tower Lane, Oakbrook Terrace, Illinois at the hour of 11:00 A.M. (Chicago time).  If the date of the annual meeting shall be a legal holiday in the State where such meeting is to be held, such meeting shall be held on the next succeeding business day.

Section 2.   Time and Place of Special Meetings.  Except as otherwise required by law, special meetings of the stockholders may be called only in accordance with the provisions of the Certificate of Incorporation.

Section 3.   Notice of Meetings.  Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.  The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

Section 4.   Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law.  If a quorum is not present or represented, the presiding officer at the meeting or the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat, by the affirmative vote of the holders of a majority of such stock, shall have power to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5.   Voting.  Except as may otherwise be required by law or these By-Laws, stockholders shall have the voting rights specified in the Certificate of Incorporation.

Section 6.   Informal Action By Stockholders.  Any action required or permitted to be taken by the stockholders or the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by any such holders.

Section 7. Voting Procedures and Inspectors of Elections.

(a)  The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a  written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies or  votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sec. 212(c)(2) of the Delaware General Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.  If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection

(b)(v) of this Section 7 shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

Section 8.  Advance Notification of Proposals at Stockholders Meeting.  If a stockholder desires to submit a proposal for consideration at an annual or special stockholders meeting, or to nominate persons for election as Directors at any stock holders meeting duly called for the election of Directors, written notice of such stockholder’s intent to make such a proposal or nomination must be given and received by the Secretary of the Corporation at the principal executive offices of the Corporation either by personal delivery or by United States mail not later than (i) with respect to an annual meeting of stockholders, 60 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such  meeting is first sent or given to stockholders.  Each notice shall describe the proposal or nomination in sufficient detail for the proposal or nomination to be summarized on the agenda for the meeting and shall set forth:  (i) the name and address, as it appears on the books of the Corporation, of the stockholder who intends to make the proposal or nomination; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder.  In addition, in the case of a stockholder proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the stockholder in such business.  In the case of a nomination of any person for election as a Director, the notice shall set forth:  (i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the stock holder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iii) such other information required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (iv) the consent of each nominee to serve as a Director of the Corporation if so elected.  The presiding officer of the annual or special meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made incompliance with the foregoing procedure, and any such proposal or nomination not properly brought before the meeting shall not be considered.

ARTICLE III

DIRECTORS

Section 1.   General Powers.  The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 2.   Number, Qualification and Tenure.  The Board of Directors shall consist of eleven (11) members.  However, the number of Directors may be increased or decreased from time to time by resolution of the Board of Directors, subject to the Certificate of Incorporation.  The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each Director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal.  Directors need not be residents of the State of Delaware or stockholders of the Corporation.

       Section 3.   Vacancies.  Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office though less than a quorum, and each Director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  If there are no Directors in office, then an election of Directors may be held in the manner provided by law.

Section 4.   Place of Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.   Regular Meetings.  The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders.  Other regular meetings of the Board  of Directors shall be held at such time and at such place as shall from time to time be determined by the Board.  No notice of regular meetings need be given.

Section 6.   Special Meetings.  Special meetings of the Board may be called by the Board Chair or the Chief Executive Officer.  Special meetings shall be called by the Secretary on the written request of any two Directors.  Two days' written or telephonic notice of special meetings need be given.

Section 7.   Quorum.  At all meetings of the Board a majority of the total number of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.   Organization.  The Board Chair, if elected, shall act as chair at all meetings of the Board of Directors.  If a Board Chair is not elected or, if elected, is not present, the Chief Executive Officer or, in the absence of the Chief Executive Officer, a Board Vice Chair (who is also a member of the Board and, if more than one, in the order designated by the Board of Directors or, in the absence of such designation, in the order of their election), if any, or if no such Board Vice Chair is present, a Director chosen by a majority of the Directors present, shall act as Chair at meetings of the Board of Directors.

Section 9.   Executive Committee.  The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or until their respective successors are designated.  The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional Directors as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee.  In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the

Corporation between the meetings of the Board of Directors.  The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board.

Meetings of the Executive Committee may be called at any time by the Board Chair, the Chief Executive Officer or any two of its members.  Two days' written or telephonic notice of meetings need be given.  A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee.  Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure.

Section 10.   Other Committees.  The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more other committees, each such committee to consist of one or more Directors.  Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee.  The Board of Directors, by resolution adopted by a majority of the whole Board, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee.  In the absence or disqualification of a member of alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require.  Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chair, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 11.   Action without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 12.   Attendance by Telephone.  Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 13.   Compensation.  The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

ARTICLE IV

OFFICERS

Section 1.   Enumeration.  The officers of the Corporation shall be chosen by the Board of Directors and shall include a Board Chair, a Chief Executive Officer, President, a Secretary and a Treasurer.  Upon consultation with the Chief Executive Officer, the Board of Directors may also elect one or more Board Vice Chairs, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem appropriate.  Any number of offices may be held by the same person.

Section 2.   Term of Office.  The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.  Any vacancy occurring in any office of the Corporation required by this Article shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

Section 3.   Board Chair.  The Board Chair shall preside, when present, at all meetings of stockholders and at all meetings of the Board of Directors and shall have such other functions, authority and duties as may be prescribed by the Board of Directors.

Section 4.  Chief Executive Officer.  The Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall have such other functions, authority and duties as may be prescribed by the Board of Directors.  In the absence of the Board Chair, the Chief Executive Officer shall preside, when present, at all meetings of stockholders and at all meetings of the Board of Directors.  The Chief Executive Officer shall see that all directives and resolutions of stockholders and the Board of Directors are carried into effect.

Section 5.   President.  During any period when there shall be a Chief Executive Officer, the President shall be the Chief Operating Officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chief Executive Officer.  During any period when there shall not be a Chief Executive Officer, the President shall serve as the Chief Executive Officer of the Corporation and, as such, shall have the functions, authority and duties provided for the Chief Executive Officer.

Section 6.   Vice President.  The Executive, Senior and other Vice Presidents shall perform such duties and have such other powers as may from time to time be prescribed to them by the Board of Directors, the Chief Executive Officer, or the President.

Section 7.   Secretary.  The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Board Chair, the Chief Executive Officer or the President.  The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal. The Secretary shall also keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, sign with the Chief Executive Officer or President or any Vice President, in the case of certificated shares, certificates for shares of the Corporation, the issuance of which shall be authorized by resolution of the Board of Directors, and have general charge of the stock transfer books of the Corporation.

Section 8.   Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Board Chair, the Chief Executive Officer, the President or the Secretary.

Section 9.   Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.

Section 10.   Assistant Treasurer.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Treasurer.

Section 11.   Controller.  The Board of Directors may elect a Controller who shall be responsible for all accounting and auditing functions of the Corporation and who shall perform such other duties as may from time to time be required of him or her by the Board of Directors.

Section 12.   Other Officers.  The Chief Executive Officer or Board of Directors may appoint other officers and agents for any Group, Division or Department into which this Corporation may be divided by the Board of Directors or the Chief Executive Officer, with titles as the Chief Executive Officer or Board of Directors may from time to time deem appropriate.  All such officers and agents shall receive such compensation, have such tenure and exercise such authority as the Chief Executive Officer or Board of Directors may specify.  All appointments made by the Chief Executive Officer hereunder and all the terms and conditions thereof must be reported to the Board of Directors.

In no case shall an officer or agent of any one Group, Division or Department have authority to bind another Group, Division or Department of the Company or to bind the Company except as to the business and affairs of the Group, Division or Department of which he or she is an officer or agent.

       Section 13.   Salaries.  The salaries of the elected officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE V
CERTIFICATES OF STOCK; UNCERTIFICATED SHARES

Section 1.   Form.  The shares of the Corporation shall be represented by certificates, except that the Board of Directors may provide by resolution that some, all, or any classes or series of shares shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed by or in the name of the Corporation by the Board Chair or the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.  Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Board Chair, the Chief Executive Officer, the President, or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

Section 2.   Transfer.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, in the case of certificated shares, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.  The Board may make such additional rules and regulations concerning the issue, transfer, and registration of certificates for shares or uncertificated shares as it may deem necessary and are not inconsistent with these By-Laws.

Section 3.   Replacement.  In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe.  The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his or her legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.   The Corporation shall indemnify any Director or officer of the Corporation, and may, upon the act of the Board of Directors, indemnify any other person whom it shall have the power to indemnify under Section 145 of the General Corporation Law of Delaware, who was

or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she  is or was acting in his or her official capacity as a Director, officer, employee or agent of the Corporation, as the case may be, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.  The Corporation shall indemnify any Director or officer of the Corporation and may, upon the act of the Board of Directors, indemnify any other person whom it shall have the power to indemnify under Section 145 of the General Corporation Law of Delaware, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was acting in his or her official capacity as a Director, officer, employee or agent of the Corporation, as the case may be, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.  To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

Section 4.  Any indemnification under Sections 1 and 2 of this article (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this article.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

        Section 5.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 4 of this article upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this article.

Section 6.  The Corporation shall indemnify any Director or officer of the Corporation and may, upon the act of the Board of Directors, indemnify any other person whom it shall have power to indemnify under Section 145 of the General Corporation Law of Delaware, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (i) arising under the Employee Retirement Income Security Act or 1974 or regulations promulgated thereunder, or under any other law or regulation of the United States or any agency or instrumentality thereof or law or regulation of any state or political subdivision or any agency or instrumentality of either, or under the common law of any of the foregoing, against expenses (including attorneys' fees), judgments, fines, penalties, taxes and amounts paid in settlement actually and reasonable incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was a fiduciary, disqualified person or party in interest with respect to an employee benefit plan covering employees of the Corporation or of a subsidiary corporation, or is or was serving in any other capacity with respect to such plan, or has or had any obligations or duties with respect to such plan by reason of such laws or regulations, provided that such person was or is a Director, officer, employee or agent of the Corporation, or (ii) under revenue or taxation laws or regulations, against expenses (including attorneys' fees), judgments, fines, penalties, taxes, amounts paid in settlement and amounts paid as penalties or fines necessary to contest the imposition of such penalties or fines, actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was acting in his or her official capacity as a Director, officer, employee or agent of the Corporation, as the case may be, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and had responsibility for or participated in activities relating to compliance with such revenue or taxation laws and regulations; provided, however, that such person did not act dishonestly or in willful or reckless violation of the provisions of the law or regulation under which such suit or proceeding arises.  Unless the Board of Directors determines that under the circumstances then existing, it is probable that such Director, officer, employee or agent will not be entitled to be indemnified by the Corporation under this section, expenses incurred in defending such suit or proceeding, including the amount of any penalties or fines necessary to be paid to contest the imposition of such penalties or fines, shall be paid by the Corporation in advance of the final disposition of such suit or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this section.

Section 7.  The indemnification and advancement of expenses provided by, and granted pursuant to, this article shall not be deemed exclusive of any other rights to which those indemnified or advanced expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a Director or officer who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of the Director or officer, and may, upon such act of the Board of Directors, continue as to such other persons and inure to the benefit of the heirs, executors and administrators of such other persons.

Section 8.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not he or she would be entitled to indemnity against such liability under the provisions of this article.

ARTICLE VII

GENERAL PROVISIONS

Section 1.   Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2.   Corporate Seal.  The corporate seal shall be in such form as may be approved from time to time by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 3.  Waiver of Notice.   Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 4.   Resignations.  Any Director or any officer, whenever elected or appointed, may resign at any time by serving written notice of such resignation on the Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chief Executive Officer or Secretary.  No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 5.   Shares of Other Corporations.  Any shares in any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such corporation by the Chief Executive Officer, President, an Executive, Senior or other Vice President, or the Secretary of this Corporation, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by its Chief Executive Officer, President, or  an Executive, Senior or other Vice President and attested by the Secretary or an Assistant Secretary.

ARTICLE VIII

AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors.  The fact that the power to amend, alter, repeal or adopt the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

ARTICLE IX

SUBJECT TO CERTIFICATE OF INCORPORATION

These By-Laws and the provisions hereof are subject to the terms and conditions of the Certificate of Incorporation of the Corporation (including any certificates of designations filed thereunder).